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                                                               Custody Agreement
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                                                        IRA Custodial Agreements

                                                       Traditional IRA Agreement
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                                                                 Traditional IRA

                            WATERHOUSE NATIONAL BANK
                    TRADITIONAL INDIVIDUAL RETIREMENT ACCOUNT
                           CUSTODIAL ACCOUNT AGREEMENT

               (Under Section 408(a) of the Internal Revenue Code)

                Please save this agreement for future reference.

Article I

1.01 The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan described in section 408(k).

Article II

2.01 The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article III

3.01 No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

3.02 No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

Article IV

4.01 Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are herein incorporated by reference.

4.02 Unless otherwise elected by the time distributions are required to begin to the Depositor under section 4.03, or to the surviving spouse under section 4.04, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

4.03 The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, April 1 following the calendar year end in which the Depositor reaches age 70 1/2. By that date, the Depositor may elect, in a manner acceptable to the trustee, to have the balance in the custodial account distributed in :

(a) A single sum payment.

(b) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

(c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

(d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

(e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4.04 If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

(a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with section 4.03.

(b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

    (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

    (ii) Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

(c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

(d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

4.05 In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life

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Traditional IRA

and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under section 4.03, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the Depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with section 4.04(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

4.06 The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

Article V

5.01 The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations section 1.408-5 and 1.408-6.

5.02 The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VI

6.01 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and related regulations will be invalid.

Article VII

7.01 This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

Article VIII

8.01 Representations and Responsibilities. The Depositor represents and warrants that any information provided with respect to this Agreement shall be complete and accurate. Further, the Depositor agrees that any directions given or actions taken will be proper under this Agreement and that the Custodian shall be entitled to rely on such information or directions. The Custodian shall not be responsible for losses of any kind that may result from the Depositor's directions, actions or failures to act and the Depositor agrees to reimburse the Custodian for any loss it may incur as a result of such directions, actions or failures to act. The Custodian shall not be responsible for any taxes, penalties, judgments or expenses incurred by the Depositor in connection with this IRA. The Custodian shall have no duty to determine whether contributions or distributions comply with the Code, regulations, rulings or this Agreement. The Depositor shall be responsible for all tax consequences originating from contributions to and distributions from this IRA and acknowledges that no tax advice has been provided by the Custodian.

8.02 Accounting. The Custodian shall, at least annually, provide the Depositor or Beneficiary (in the case of death) with an accounting of such Depositor's account which accounting may consist of regularly issued brokerage statements. Such accounting shall be deemed to be accepted by the Depositor, if the Depositor or Beneficiary does not object in writing within 60 days after the mailing of such accounting statement.

8.03 Amendment. The Depositor irrevocably delegates to the Custodian the right and power to amend this Custodial Agreement. Except as hereafter provided, the Custodian will give the Depositor 30 days prior written notice of any amendment. In case of a retroactive amendment required by law, the Custodian will provide written notice to the Depositor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Depositor shall be deemed to have consented to any such amendment unless the Depositor notifies the Custodian to the contrary within 30 days after notice to the Depositor and requests a distribution or transfer of the balance in the account.

8.04 Resignation and Removal of Custodian.

(a) The Custodian may resign at any time by giving at least 30 days notice to the Depositor. The Custodian may resign and appoint a successor trustee or custodian to serve under this agreement or under another governing instrument selected by the successor trustee or custodian by giving the Depositor written notice at least 30 days prior to the effective date of such resignation and appointment, which notice shall also include a copy of such other governing instrument, if applicable, and the related disclosure statement. The Depositor shall then have 30 days from the date of such notice to either request a complete distribution of the account balance or designate a different successor trustee or custodian. If the Depositor does not request distribution of the account or designate a different successor within such 30 days, the Depositor shall be deemed to have consented to the appointment of the successor trustee or custodian and the terms of any new governing instrument, and neither the Depositor nor the successor shall be required to execute any written document to complete the transfer of the account to the successor trustee or custodian. The successor trustee or custodian may rely on any information, including beneficiary designations, previously provided by the Depositor.

(b) The Depositor may at any time remove the Custodian and replace the Custodian with a successor trustee or custodian of the Depositor's choice by giving 30 days written notice to the Custodian. In such event, the Custodian shall then deliver the assets of the account as directed by the Depositor. However, the Custodian may retain a portion of the assets of the IRA as a reserve for payment of any anticipated remaining fees and expenses, and shall pay over any remainder of this reserve to the successor trustee or custodian upon satisfaction of such fees and expenses.

(c) The Custodian shall not be liable for any actions or failures to act on the part of any successor Custodian nor for any tax consequences incurred by the Depositor as a result of the transfer or distribution of assets pursuant to this section.

8.05 Custodian's Fees and Expenses.

(a) The Depositor agrees to pay the Custodian any and all fees specified in the Custodian's current published fee schedule for establishing and maintaining this IRA, including any fees for distributions from, transfers from, and terminations of this IRA. The Custodian may change its fee schedule at any time by giving the Depositor 30 days prior written notice. In addition, the Depositor agrees to pay any brokerage commissions attributable to the purchase or sale of assets.

(b) The Depositor agrees to pay any expenses incurred by the Custodian in the performance of its duties in connection with the account. Such expenses include, but are not limited to, administrative expenses, such as legal and accounting fees, and any taxes of any kind whatsoever that may be levied or assessed with respect to such account.

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                                                                 Traditional IRA

(c) All such fees, taxes, and other administrative expenses charged to the account shall be collected either from the assets in the account or from any contributions to or distributions from such account if not paid by the Depositor, but the Depositor shall be responsible for any deficiency.

(d) In the event that for any reason the Custodian is not certain as to who is entitled to receive all or part of the Custodial Funds, the Custodian reserves the right to withhold any payment from the Custodial account, to request a court ruling to determine the disposition of the Custodial account assets, and to charge the Custodial account for any expenses incurred in obtaining such legal determination.

8.06 Withdrawal Requests. All requests for withdrawal shall be in writing on the form provided by the Custodian. Such written notice must also contain the reason for the withdrawal and the method of distribution being requested. Any withdrawals shall be subject to applicable tax and other laws and regulations including possible early withdrawal penalties and withholding requirements.

8.07 Age 70 1/2 Default Provisions.

(a) Unless the Custodian (or the Depositor, if the Custodian permits) elects otherwise, life expectancies for purposes of calculating the required minimum distribution shall be recalculated.

(b) If the  Depositor  does not choose  any of the  distribution  methods  under
Section 4.03 of this Custodial Agreement by April 1st following the calendar year in which he/she reaches age 70 1/2, distribution shall be made to the Depositor based on such Depositor's single life expectancy.

8.08 Death Benefit Default Provisions. Unless the Custodian (or the Beneficiary, if the Custodian permits) elects otherwise, life expectancies for purposes of calculating the required minimum death distribution shall be recalculated. If the Depositor dies before his or her required beginning date and the beneficiary does not select a method of distribution described in section 4.04(b)(i) or (ii) by December 31st following the year of death, then distributions will be made pursuant to proposed regulation 1.401(a)(9)-1.

8.09 Designation of Beneficiary. Except as may be otherwise required by State law, in the event of the Depositor's death, the balance in the account shall be paid to the beneficiary or beneficiaries designated by the Depositor on a beneficiary designation acceptable to and filed with the Custodian. The Depositor may change the Depositor's beneficiary or beneficiaries at any time by filing a new beneficiary designation with the Custodian. If no beneficiary designation is in effect, if none of the named beneficiaries survive the Depositor, or if the Custodian cannot locate any of the named beneficiaries after reasonable search, any balance in the account will be payable to the Depositor's estate.

8.10  Governing  Law.  This   Agreement   shall  be  construed,   regulated  and
administered under the laws of the State of New York, and any court accounting shall be in the courts of New York.

8.11 Arbitration. The Depositor agrees that all controversies which arise under this Agreement or in connection with the Depositor's account shall be governed by the Depositor's Customer Agreement with the Broker. Notwithstanding any other provision in the document, any arbitration provision shall be subject to the interpretation of the Code and regulations thereunder.

8.12 Inquiries.  The Depositor  authorizes the Custodian to furnish upon request
(i) to the Broker all information relating to the Depositor's IRA and (ii) to the issuer of securities the Depositor's name, address and securities positions
relating  to  the   securities   of  such  issuer.

Article  IX   Self-Directed IRA Provisions

9.01 Investment of Contributions. At the direction of the Depositor, the Custodian shall invest all contributions to the account and earnings thereon in investments acceptable to the Custodian, which may include marketable securities traded on a recognized exchange or "over the counter" (excluding any securities issued by the Custodian), covered call options, certificates of deposit, and other investments to which the Custodian consents, in such amounts as are specifically selected and specified by Depositor in orders to the Custodian in such form as may be acceptable to the Custodian, without any duty to diversify and without regard to whether such property is authorized by the laws of any jurisdiction as a trust investment. The Custodian shall be responsible for the execution of such orders and for maintaining adequate records thereof. However, if any such orders are not received as required, or, if received, are unclear in the opinion of the Custodian, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation, and without liability for interest pending receipt of such orders or clarification, or the contribution may be returned. The Custodian may, but need not, establish programs under which cash deposits in excess of a minimum set by it will be periodically and automatically invested in interest-bearing investment funds. The Custodian shall have no duty other than to follow the written investment directions of the Depositor, and shall be under no duty to question said instructions and shall not be liable for any investment losses sustained by the Depositor. All transactions shall be subject to any and all applicable Federal State or self-regulatory organization laws and regulations, the rules, regulations, customs and usages of any exchange, market or clearing house where the transaction is executed and to the Custodian's prevailing policies and practices.

9.02 Registration. All assets of the account shall be registered in the name of the Custodian or of a suitable nominee. The same nominee may be used with respect to assets of other investors whether or not held under agreements similar to this one or in any capacity whatsoever. However, each Depositor's account shall be separate and distinct; a separate account therefor shall be maintained by the Custodian, and the assets thereof shall be held by the Custodian in individual or bulk segregation either in the Custodian's vaults or in depositories approved by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

9.03 Investment Advisor. The Depositor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of his IRA. The Depositor shall notify the Custodian in writing of any such appointment by providing the Custodian a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgement by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Custodian shall comply with any investment directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Depositor that the Investment Advisor's appointment has been terminated. The Custodian shall have no duty other than to follow the written investment directions of such Investment Advisor and shall be under no duty to question said instructions, and the Custodian shall not be liable for any investment losses sustained by the Depositor.

9.04 No Investment Advice. The Custodian does not assume any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's account and shall not be liable for any loss which results from Depositor's exercise of control over his account. The

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Traditional IRA

Depositor shall have and exercise exclusive responsibility for control over the investment of the assets of his account, and the Custodian shall not have any duty to question his investment directives.

9.05 Prohibited Transactions. Notwithstanding anything contained herein to the contrary, the Custodian shall not lend any part of the corpus or income of the account to; pay any compensation for personal services rendered to the account to; make any part of its services available on a preferential basis to; acquire for the account any property, other than cash, from; or sell any property to, any Depositor, any member of a Depositor's family, or a corporation controlled by any Depositor through the ownership, directly or indirectly, of 50 percent or more of the total combined voting power of all classes of stock entitled to vote, or of 50 percent or more of the total value of shares of all classes of stock of such corporation.

9.06 Unrelated Business Income Tax. If the Depositor directs investment of the account in any investment which results in unrelated business taxable income, it shall be the responsibility of the Depositor to so advise the Custodian and to provide the Custodian with all information necessary to prepare and file any required returns or reports for the account. As the Custodian may deem necessary, and at the Depositor's expense, the Custodian may request a taxpayer identification number for the account, file any returns, reports, and applications for extension, and pay any taxes or estimated taxes owed with respect to the account. The Custodian may retain suitable accountants, attorneys, or other agents to assist it in performing such responsibilities.

9.07 Disclosures and Voting. The Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to assets credited to the account. The Custodian shall not vote any shares of stock or take any other action, pursuant to such documents, with respect to such assets except upon receipt by the Custodian of adequate written instructions from Depositor.

9.08  Miscellaneous  Expenses.  In addition to those expenses set out in section
8.05 of this plan, the Depositor agrees to pay any and all expenses incurred by the Custodian in connection with the investment of the account, including expenses of preparation and filing any returns and reports with regard to unrelated business income, including taxes and estimated taxes, as well as any transfer taxes incurred in connection with the investment or reinvestment of the assets of the account.

9.09 Nonbank Trustee Provision. If the Custodian is a nonbank trustee, the Depositor shall substitute another trustee or custodian in place of the Custodian upon receipt of notice from the Commissioner of the Internal Revenue Service or his delegate that such substitution is required because the Custodian has failed to comply with the requirements of Income Tax Regulations Section 1.408-2(e), or is not keeping such records, making such returns, or rendering such statements as are required by applicable law, regulations, or other rulings. The successor trustee or custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to
Section 408(a)(2) of the Code. Upon receipt by the Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the account (less amounts retained pursuant to section 8.04 of the Custodial Agreement) and all records (or copies thereof) of the Custodian pertaining thereto, provided that the successor trustee or custodian agrees not to dispose of any such records without the Custodian's consent.

Instructions

(Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose of Form

Form 5305-A is a model custodial account agreement that meets the requirements of section 408(a) and has been automatically approved by the IRS. An individual retirement account (IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian and must be completed no later than the due date of the individual's income tax return for the tax year (without regard to extensions). This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries. Individuals may rely on regulations for the Tax Reform Act of 1986 to the extent specified in those regulations. Do not file Form 5305-A with the IRS. Instead, keep it for your records. For more information on IRAs, including the required disclosure you can get from your trustee, get Pub. 590, Individual Retirement Arrangements
(IRAs).

Definitions

Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as Custodian.

Depositor. The Depositor is the person who establishes the Custodial account.

Broker. The Broker is the introducing brokerage firm with which the Depositor opened this IRA account.

Identifying Number

The Depositor's social security number will serve as the identifying number of his or her IRA. An employer identification number is required only for an IRA account for which a return is filed to report unrelated business taxable income. An employer identification number is required for a common fund created for IRAs.

IRA for Nonworking Spouse

Form 5305-A may be used to establish the IRA custodial account for a nonworking spouse. Contributions to an IRA custodial account for a nonworking spouse must be made to a separate IRA custodial account established by the nonworking spouse.

Specific Instructions

Article IV. Distributions made under this article may be made in a single sum, periodic payment, or a combination of both. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2 to ensure that the requirements of section 408(a)(6) have been met.

Article VIII. Article VIII and any that follow it may incorporate additional provisions that are agreed to by the depositor and custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the custodian, custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the depositor, etc. Use additional pages if necessary and attach them to this form.

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                                                                 Traditional IRA
                              DISCLOSURE STATEMENT

This Disclosure Statement, which is provided to you in compliance with Treasury Regulation section 1.408-6(d)(4), explains what you should know about your individual retirement account (IRA), and is a general review of the federal income tax law applicable to it.

A. Right To Revoke Your IRA Account.

You may revoke your IRA within 7 days after you sign the IRA Adoption Agreement by hand-delivering or mailing a written notice to Waterhouse National Bank, c/o Waterhouse Securities, Inc., Attn: Retirement Plans Customer Service Dept., 100 Wall St., 23rd floor, New York, NY 10005. If you revoke your account by mailing a written notice, such notice must be postmarked by the 7th day after you sign the Adoption Agreement. If you revoke your IRA within the 7 day period you will receive a refund of the entire amount of your contributions to the IRA without any adjustment for earnings or any administrative expenses. If you exercise this revocation, we are still required to report the contribution on Form 5498 (except transfers) and the revoked distribution on Form 1099-R. If you have any questions regarding this procedure, please call 1-800-934-2995.

If you mail the written notification, it will be deemed mailed on the date of the postmark. If mailed, the written notice of revocation must be mailed in the United States in an envelope, or other appropriate wrapper, first class mail with the postage prepaid. If you send the notification by certified or registered mail, it will be deemed to be mailed as of the date of certification or registration.

B. General Requirements of An IRA.

1. Your contributions must be made in cash, unless you are making a rollover contribution and the Custodian accepts non-cash rollover contributions.

2. The annual contributions you make on your behalf may not exceed the lesser of 100% of your compensation or $2,000, unless you are making a rollover, transfer, or SEP contribution. If contributions are being made under an employer's SIMPLE Retirement Plan, you must establish a separate SIMPLE-IRA document to which only SIMPLE contributions may be made. This type of IRA is called a "SIMPLE-IRA". "SIMPLE-IRA" contributions may not be made into this account.

3. Your regular annual contributions for any taxable year may be deposited at any time during that taxable year and up to the due date for the filing of your federal income tax return for that taxable year, no extensions. This generally means April 15th of the following year.

4. The Custodian of your IRA must be a bank, savings and loan association, credit union or a person who is approved to act in such a capacity by the Secretary of the Treasury.

5. No portion of your IRA funds may be invested in life insurance contracts.

6. Your interest in your IRA is nonforfeitable at all times.

7. The assets in your IRA may not be commingled with other property except in a common trust fund or common investment fund.

8. You may not invest the assets of your IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code.) A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Custodian permits, specially minted US Gold, Silver and platinum coins and certain state-issued coins are permissible IRA investments. Beginning on 1/1/98 you may also invest in certain gold, silver, platinum or palladium bullion. Such bullion must be permitted by the custodian and held in the physical possession of the IRA trustee or custodian.

9. Your interest in your IRA must begin to be distributed to you by the April 1st following the calendar year you attain the age of 70 1/2. The methods of distribution, election deadlines, and other limitations are described in detail below.

C. Who Is Eligible To Establish An IRA?

You are permitted to make a regular contribution to your IRA for any taxable year prior to the taxable year you attain age 70 1/2, and if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employed. The amount which is deductible, depends upon whether or not you are an active participant in a retirement plan maintained by your employer; your adjusted gross income (Modified AGI); your marital status; and your tax filing status.

D. Active Participant.

You are considered an active participant if you participate in your employer's qualified pension, profit-sharing, or stock bonus plan qualified under Section 401(a) of the Internal Revenue Code ("the Code"); qualified annuity under
Section  403(a) of the Code;  a  simplified  employee  pension  plan (SEP) under
Section 408(k) of the Code; a retirement plan established by a government for its employees (this does not include a Section 457 plan); Tax-sheltered annuities (TSA) or custodial accounts under Section 403(b) of the Code; pre-1959 pension trusts under Section 501(c)(18) of the Code; and SIMPLE retirement plans under Section 408(p) of the Code.

If you are not sure whether you are covered by an employer-sponsored retirement plan, check with your employer or check your Form W-2 for the year in question. The W-2 form will have a check in the "pension plan" box if you are covered by a retirement plan. You can also obtain IRS Publication 923 for more information on active participation in retirement plans for IRA deduction purposes.

E. Regular Contributions.

The maximum amount you may contribute for any one year is the lesser of 100% of your compensation or $2,000. This is your contribution limit. The deductibility of regular IRA contributions depends upon your marital status, tax filing status, whether or not you are an "active participant" and your Modified AGI.

Deductibility of Regular Contributions for tax years before 1/1/98.

Nonactive Participants. If you (and your spouse) are not an active participant, then the $2,000 contribution limit is also your deduction limit for federal income tax purposes.

Unmarried Active Participant (or Married Persons filing separate returns who did not live with their spouses at any time during the year). If you are unmarried and your Modified AGI is $25,000 or less you may deduct the total amount contributed. If your Modified AGI is $35,000 or more, no deduction is permitted. If your Modified AGI is over $25,000 but less than $35,000, then a calculation must be made to determine your deductible limit for the year. The calculation reduces your otherwise deductible limit of $2,000 by .20 for every $1 of Modified AGI between $25,000 and $35,000. The IRS has provided worksheets for this calculation in the Form 1040 and 1040A instruction booklets.

Married Persons Filing Joint Tax Returns (if either spouse is an active participant). If you file a joint tax return with your spouse and your combined Modified AGI is $40,000 or less you may deduct

Traditional IRA

the total amount contributed. If your combined Modified AGI is $50,000 or more, no deduction is permitted. If your Modified AGI is over $40,000 but less than $50,000, then a calculation similar to the one described above must be made. The calculation reduces each spouse's otherwise deductible limit of $2,000 by .20 for every $1 of Modified AGI between $40,000 and $50,000.

Married Persons Filing Separate Returns (who lived together at any time during the year). If you have a separate Modified AGI of more than $10,000 no deduction is permitted if either you or your spouse was an active participant for the year. If you or your Spouse's separate Modified AGI is more than $0 but less than $10,000, then each spouse's deductible limit of $2,000 is reduced by .20 for every $1 of Modified AGI between $0 and $10,000.

Deductibility of Regular  Contributions  for tax years beginning after 12/31/97:
The dollar thresholds for pre-1998 years for certain active participants in employer-sponsored plans will be replaced with the following thresholds:

              Married Participants          Single Participants

1998          $50,000 - $ 60,000            $30,000 - $40,000
1999          $51,000 - $ 61,000            $31,000 - $41,000
2000          $52,000 - $ 62,000            $32,000 - $42,000
2001          $53,000 - $ 63,000            $33,000 - $43,000
2002          $54,000 - $ 64,000            $34,000 - $44,000
2003          $60,000 - $ 70,000            $40,000 - $50,000
2004          $65,000 - $ 75,000            $45,000 - $55,000
2005          $70,000 - $ 80,000            $50,000 - $60,000
2006          $75,000 - $ 85,000            $50,000 - $60,000
2007          $80,000 - $100,000            $50,000 - $60,000

Married participants filing separately still have a beginning threshold of zero. Therefore the phase out range remains $0 - $10,000. This rule also applies to a nonactive participant spouse who files separately, where their spouse is an active participant.

Limitation for Spouse Who is not an Active Participant. In the case where an IRA participant is not an active participant in an employer plan at any time during a taxable year but whose spouse is an active participant, a special dollar threshold shall apply. In these cases the phase-out dollar threshold for deductible IRA contributions shall be $150,000 - $160,000, beginning for taxable years after 12/31/97, and such spouse must file a joint income tax return with their spouse who is the active participant.

Spousal IRAs. If during any year you receive compensation and your spouse receives no compensation (or receives compensation), you may make contributions to both your IRA and your spouse's IRA. If you are eligible then you may contribute the lesser of 100% of your combined compensation or $4,000 divided any way you wish so long as no more than $2,000 is contributed into either account. You and your spouse must file a joint tax return and have unequal compensations to take advantage of this spousal contribution limit.

If you are over the age of 70-1/2 and your spouse is under age 70-1/2, then a contribution may still be made for the year into the IRA established by your spouse. Such contribution, however, is limited to the lesser of 100% of your combined compensation or $2,000.

If you or your spouse are an active participant in an employer-sponsored plan, then the IRA deduction for your IRA and your spouse's IRA is based upon the "phase-out" amounts in exactly the same manner as the phase-out under the Married Persons Filing Joint Tax Returns.

$200 Minimum Deduction. If you fall into any of the categories listed above, your minimum allowable deduction will be $200 until phased out under the appropriate marital status. In other words, if your deductible amount calculated under the appropriate dollar amounts above results in a deduction between $0 and $200, your permitted deduction is $200 instead of the calculated deduction.

Nondeductible IRA Contributions. You may make a nondeductible IRA contribution in one of two ways. First, you are permitted to treat any IRA contributions which are not deductible due to your active participation status as explained above as nondeductible contributions. Secondly, you are permitted to treat an otherwise deductible IRA contribution as a nondeductible contribution. Your total contribution for the year however, is still limited to the lesser of 100% of your compensation or $2,000.

Nondeductible IRA contributions represent money in your IRA which has already been taxed. Therefore, when you receive a distribution from any of your IRAs, a portion of each distribution will be treated as a tax-free return of your nondeductible contributions. You are responsible for indicating the amount of nondeductible IRA contributions you made for the year on IRS Form 8606 which is attached to your federal income tax return. You should also be aware that there is a penalty of $100 if you should overstate the nondeductible amount unless you can show it was due to a reasonable cause. There is also a $50 penalty if you do not file the IRS Form 8606 for years that you are required to do so.

If you make a nondeductible IRA contribution for a year and you decide not to treat it as a nondeductible contribution, you must withdraw the contribution plus earnings attributable to the nondeductible contributions on or before that year's tax filing deadline, including extensions, and you may not take a deduction for such amounts. Such earnings will be taxable to you in the year in which the contribution was made.

Simplified Employee Pension Plan (SEP) Contributions. Your employer may make a SEP contribution on your behalf into this IRA up to 15% of your compensation. This limit is a per employer limit. Therefore if you work for more than one employer who maintains a SEP plan, you may receive up to 15% of your compensation from each employer. Your employer may contribute to this IRA or any other IRA on your behalf under a SEP plan even if you are age 70 1/2 or over, and even if you are covered under a qualified plan for the year.

For Plan Years beginning before January 1, 1994, not more than $200,000 (as adjusted annually by the Secretary of the Treasury) will be considered as your compensation in any year. For Plan Years beginning after December 31, 1993, not more than $150,000 (as adjusted annually by the Secretary of the Treasury beginning in 1995) will be considered as your compensation in any year.

Therefore for years beginning before January 1, 1994 the maximum contribution made by your employer may not exceed the smaller of $30,000 or 15% of your compensation. For years beginning after December 31, 1993 and subsequent years until the $150,000 compensation limit equals or exceeds $200,000, the maximum contribution will be less than $30,000.

F. Excess Contributions.

Generally an excess IRA contribution is any contribution which exceeds the contribution limits, and such excess contribution is subject to a 6% excise tax penalty on the principal amount of the excess each year until the excess is corrected.

Method of Withdrawing Excess in a Timely Manner. This 6% penalty may be avoided, if the excess amount plus the earnings attributable to the excess are distributed by your tax filing deadline including extensions for the year the excess contribution was made, and you do not take a deduction for such excess amount. If you decide to correct your excess in this manner, the principal amount of the excess returned is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 59 1/2 the earnings attributable are subject to a 10% premature distribution penalty. THIS IS THE ONLY METHOD OF CORRECTING AN EXCESS CONTRIBUTION THAT WILL AVOID THE 6% PENALTY!

Method of Withdrawing Excess After Tax Filing Due Date. If you do not correct your excess contribution in the manner prescribed above by the due date for filing your tax return, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% penalty will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

$2,000 Rule. If the principal amount of your excess contribution is withdrawn after your tax filing deadline for the year during which the contribution was made, it is not taxable unless the total amount of contributions you made during the year the excess was made exceeded $2,000. In this case, the principal amount of the excess withdrawn is taxable and would be subject to the 10% premature distribution penalty if you are not yet age 59 1/2.

Undercontribution Method. Another method of correcting an excess contribution is to treat a prior year excess as a regular contribution in a subsequent year. Basically all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However,once again you will be subject to the 6% penalty in the first year and each subsequent year that an excess remains.

G. Rollover IRAs.

Rollover Contribution from Another IRA - A rollover from another IRA is any amount you receive from one IRA and roll some or all of it over into another IRA. You are not required to roll over the entire amount received from the first IRA. However, any amount you do not roll over will be taxed at ordinary income tax rates for federal income tax purposes.

The following special rules also apply to rollovers between IRAs.

1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

2. You may have only one IRA to IRA rollover during a 12 consecutive month period measured from the date you received a distribution of an IRA which was rolled over to another IRA. (See IRS Publication 590 for more information.)

3. The same property you receive in a distribution must be the same property you roll over into the second IRA. For example, if you receive a distribution from an IRA of property, such as stocks, that same stock must be rolled over into the second IRA.

4. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

3. You are not required to receive a complete distribution from your IRA in order to make a rollover contribution into another IRA, nor are you required to roll over the entire amount you received from the first IRA.

5. If you inherit an IRA due to the death of the participant, you may not roll this IRA into your own IRA unless you are the spouse of the decedent.

6. If you are age 70 1/2 or older and wish to roll over to another IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

7. Rollovers from a SEP or an Employer-IRA follow the IRA to IRA rollover rules since your contributions under these types of plans are funded directly into your own IRA.

Rollovers From SIMPLE-IRA Plans. A SIMPLE-IRA is a separate IRA that may only receive contributions under an Employer-sponsored SIMPLE Retirement Plan. These contributions must remain segregated in a SIMPLE-IRA account for a two-year period from your initial participation in the Employer's SIMPLE plan. A rollover or transfer from a SIMPLE-IRA to any other IRA may not occur until this initial two-year period has been met. Rollovers or transfers between SIMPLE-IRA plans are permitted. All of the IRA to IRA rollover rules generally apply to rollovers from a SIMPLE-IRA.

Rollovers From Employer-Sponsored Plans. Employer-Sponsored Plans Eligible for Rollovers to IRAs - Rollovers to IRAs are permitted if you have received an eligible rollover distribution from one of the following:

1. A qualified plan under Section 401(a);

2. A qualified annuity under Section 403(a); or

3. A Tax-Sheltered Annuity (TSA) or Custodial Account under Section 403(b).

Eligible Rollover Distributions before 1/1/93. Eligible rollover distributions from a qualified plan, annuity or TSA include a qualified total distribution, a partial distribution or a total distribution to you as an eligible alternate payee under a qualified domestic relations order (QDRO). (The following citations are from the Internal Revenue Code prior to its amendment under the Unemployment Compensation Amendments Act of 1992.)

A Qualified Total Distribution includes either a lump sum distribution (as defined under ss.402(e)(4)(A)), a plan termination distribution (as defined under ss.402(a)(5)(E)(i)(I)), or a distribution of accumulated deductible employee contributions (as defined under ss.402(a)(5)(E)(i)(III)). A Partial Distribution is also permitted to be rolled over if it meets the requirements under ss.402(a)(5)(D). A spouse or former spouse may make a rollover pursuant to a QDRO (as defined under ss.414(p)) if it meets the requirements under ss.402(a)(6)(F).

Conduit IRAs Before 1/1/93 - A conduit IRA is an IRA which contains only qualified total distributions from qualified plans, annuities and TSAs. The IRA is then used as a "holding account" until you subsequently roll that IRA back into another qualified plan, annuity or TSA. In order to take advantage of this conduit treatment, you must establish a separate IRA plan into which the qualified total distribution will be rolled over. When you decide to roll the conduit IRA back into a qualified plan or TSA, the entire balance in the IRA plan must be distributed. However, you are not required to roll over the entire amount into a qualified plan or TSA. Any amounts not rolled back into a qualified plan or TSA will be taxed to you at ordinary income tax rates. A surviving spouse who rolls a qualified total distribution to the spouse's own IRA may not use that IRA as a Conduit IRA.

Eligible Rollover Distributions after 12/31/92: Eligible rollover distributions from a qualified plan, annuity, or TSA generally include any distribution which is not:

1. part of a series of substantially equal payments that are made at least once a year and that will last for:

   (a) your lifetime (or your life expectancy), or

   (b) your lifetime and your beneficiary's lifetime (or joint life expectancies), or

   (c) a period of ten years or more.

2. attributable to your required minimum distribution for the year; and

3. attributable to your "after-tax" employee contributions to the plan, since these amounts will be non-taxable when they are paid to you.

4. Caution: A pending technical correction would not allow amounts attributable to a "hardship" distribution from a 401(k) plan to be rolled to an IRA for years beginning after 12/31/97.

Rollovers to Roth IRAs. You are not permitted to make a qualified rollover contribution to a Roth IRA from any IRA plan (other than another Roth IRA) if your AGI for the year during which the rollover is made exceeds $100,000 or you are a married individual filing a separate return.

Traditional IRA

Adjusted gross income means the AGI determined for the year during which the rollover is made, but reduced by the taxable amount of an IRA distribution includible in income but only with respect to such amount that was rolled over to a Roth IRA. Taxable IRA distributions that are not rolled over to a Roth IRA are included in the AGI amount. Qualified rollovers between Roth IRAs are permitted regardless of your AGI.

Taxation in Rolling Over from Traditional IRA to Roth IRA. The amount that would have been included in your income if you had taken a distribution is included in gross income "ratably" over a four-tax-year period beginning with the tax year in which the distribution is made. In order for the taxable amount of an IRA distribution to be included in income ratably over 4 years, such rollover must be made before 1/1/99. Any rollovers from an IRA to a Roth IRA after 12/31/98 will be fully includible in income the year in which rolled over. The 10% premature distribution tax shall not apply to the taxable amount of an IRA rolled to a Roth IRA. Income tax withholding will apply to the distribution.

CAUTION: Pending technical corrections would apply the 10% premature additional tax to a distribution from a Roth IRA of an amount that was rolled over from a traditional IRA if the distribution is made before the first day of the taxable year immediately following the 5-year period beginning with the year of the rollover unless an exception applies. Also, if the distribution is attributable to a rollover conversion made in 1998, an additional 10 % tax will apply to the portion includible in income regardless of age.

Contribution Conversion of Traditional IRA to a Roth IRA. Generally, the conversion of a traditional IRA to a Roth IRA is treated as a distribution and subsequent rollover conversion contribution. However, if an individual decides by their tax filing deadline (not including extensions) to transfer a current year contribution plus earnings thereon from an IRA to a Roth IRA, no amount shall be includible in gross income as long as no deduction was taken for the contribution. In addition, pending technical corrections would also permit you to "convert" a contribution plus earnings from a Roth IRA to a traditional IRA by your tax filing deadline, including extensions.

Qualified Rollover Contribution. This term includes: (a) Rollovers between Roth IRA accounts; and (b) Traditional IRA to a Roth IRA. Qualified Rollovers must meet the general IRA rollover rules outlined in your Disclosure Statement, except that the 12 month rollover restriction shall not apply to rollovers between a traditional IRA and a Roth IRA. However, the 12 month rule shall apply to rollovers between Roth IRAs. Rollovers from employer-sponsored plans, such as qualified plans and 403(b)s, to a Roth IRA are not permitted. However, you could roll over from the employer plan to a traditional IRA, and then roll over to a Roth IRA.

CAUTION: Pending technical corrections would not allow rollover conversions from a SEP IRA or SIMPLE IRA to a Roth IRA.

Direct Rollovers to Another Plan. You can elect a direct rollover of all or any portion of your payment that is an "eligible rollover distribution", as described above. In a direct rollover, the eligible rollover distribution is paid directly from the Plan to an IRA or another employer plan that accepts rollovers. If you elect a direct rollover, you are not taxed on the payment until you later take it out of the IRA or the employer plan, and you will not be subject to the 20% mandatory income tax withholding otherwise applicable to Eligible Rollover Distributions which are paid directly to you. Your employer is required to provide you with a Notice regarding the effects of electing or not electing a direct rollover to an IRA or another employer plan. Although a direct rollover is accomplished similar to a transfer, the Custodian must report the direct rollover on Form 5498 as a rollover contribution.

Eligible Rollover Distribution Paid to You. If you choose to have your eligible rollover distribution paid to you (instead of electing a direct rollover), you will receive only 80% of the payment, because the plan administrator is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes. However, you may still roll over the payment to an IRA within 60 days of receiving the distribution. The amount rolled over will not be taxed until you take it out of the IRA. If you want to roll over 100% of the payment to an IRA, you must replace the 20% that was withheld from other sources. If you roll over only the 80% that you received, you will be taxed on the 20% that was withheld and that is not rolled over. In either event, the 20% that was withheld can be claimed on your income tax return as a credit toward that year's tax liability.

Conduit IRAs after 12/31/92. A direct rollover (or rollover within 60 days of receipt) of any eligible rollover distribution may be treated as a "Conduit IRA", provided that a separate IRA is established for purposes of retaining the ability to later roll these funds back into a qualified plan or 403(b) plan. The conduit IRA need not be completely distributed in order for a rollover back to a qualified plan or 403(b) plan, however, the amount distributed must be rolled over to the qualified plan or 403(b) plan. In addition, a surviving spouse may also treat such conduit IRA for purposes of rolling over into the surviving spouse's qualified plan or 403(b) plan.

Special Rules for surviving spouses, alternate payees, and other beneficiaries. If you are a surviving spouse, you may choose to have an eligible rollover distribution paid in a direct rollover to an IRA or paid to you. If you have the payment paid to you, you can keep it or roll it over yourself to an IRA, but you cannot roll it over to an employer plan. If you are the spouse or former spouse alternate payee with respect to a Qualified Domestic Relations Order, you may have the payment paid as a direct rollover or paid to you which you may roll over to an IRA or another employer plan. If you are a beneficiary other than the surviving spouse, you cannot choose a direct rollover and you cannot roll over the payment yourself.

The following additional rules apply to a rollover from an employer-sponsored plan to an IRA:

1. The rollover must be completed no later than the 60th day after the day the distribution was received by you.

2. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

3. You are not required to contribute the entire amount you received from the qualified plan, qualified annuity or TSA distribution.

4. If you are age 70-1/2 or older and wish to roll over your qualified plan, qualified annuity or TSA distribution to an IRA, you must first satisfy the minimum distribution requirement for that year and then the rollover of the remaining amount may be made.

5. If your distribution consists of money which was nondeductible employee contributions, these amounts may not be rolled over to an IRA.

6. If your distribution consists of property (i.e., stocks) you may either roll over the same property (the same stock) or you may sell the distributed property and roll over the proceeds from the sale. This is true whether the proceeds from the sale are more or less than the fair market value of the property on the date of distribution. You may not keep the property received in the distribution and roll over cash which represents the fair market value of the property.

H. Distributions.

Taxation of Distributions. When you start withdrawing from your IRA, you may take the distributions in regular payments, random withdrawals or in a single sum payment. Generally all amounts distributed to you from your IRA are included in your gross income in the taxable year in which they are received. However, if you have made nondeductible contributions to your IRA, the nontaxable portion of the distribution, if any, will be a percentage based upon the ratio of your unrecovered nondeductible contributions to the aggregate of all IRA balances, including SEP, SIMPLE and rollover contributions, as of the end of the year in which you take the distribution, plus distributions from the account during the year. All taxable distributions from your IRA are

                                                                 Traditional IRA

taxed at ordinary income tax rates for federal income tax purposes and are not eligible for either capital gains treatment or 5/10 year averaging.

Premature Distributions. If you are under age 59 1/2 and receive a distribution from your IRA account, a 10% additional income tax will apply to the taxable portion of the distribution unless the distribution is received due to death; disability; a series of substantially equal periodic payments at least annually over your life expectancy or the joint life expectancy of you and your designated beneficiary; medical expenses that exceed 7.5% of your adjusted gross income; health insurance premiums paid by certain unemployed individuals; a qualifying rollover distribution; or the timely withdrawal of the principal amount of an excess or nondeductible contribution.

If you request a distribution in the form of a series of substantially equal payments, and you modify the payments before 5 years have elapsed and before attaining age 59 1/2, the 10% additional income tax will apply retroactively to the year payments began through the year of such modification.

Premature Distributions After 12/31/97. If you are under age 59 1/2 and receive a distribution from your IRA account, a 10% additional income tax will apply to the taxable portion of the distribution unless the distribution is received due to death; disability; a series of substantially equal periodic payments at least annually over your life expectancy or the joint life expectancy of you and your designated beneficiary; medical expenses in excess of 7.5% of your adjusted gross income; health insurance premiums paid by certain unemployed individuals; qualified acquisition costs of a first time homebuyer; qualified higher education expenses; a qualifying rollover distribution; or the timely withdrawal of the principal amount of an excess or nondeductible contribution.

Age 70 1/2 Required Minimum Distributions. You are required to begin receiving minimum distributions from your IRA by your required beginning date (the April 1 of the year following the year you attain age 70 1/2). The year you attain age 70 1/2 is referred to as your "first distribution calendar year". Your minimum distribution is based upon the value of your account at the end of the prior year (less any required distributions you received between January 1 and April 1st of the year following your first distribution calendar year) by the joint life expectancy of you and your designated beneficiary. If you do not have a designated beneficiary then the minimum distribution will be based upon your single life expectancy.

As you can see, who you designate as beneficiary under your IRA will affect the period over which distributions may be made. If you have more than one primary beneficiary, generally the beneficiary with the shortest life expectancy will be the measuring life expectancy used for determining the period over which distributions will be made. If no beneficiary is named or you name a beneficiary which is not an individual (i.e., your estate), distributions will be based upon your single life expectancy.

By the April 1 following your first distribution calendar year, you must make certain elections on a form provided by the Custodian. If no election is made, you will be deemed to have elected to take your distributions over a period not to exceed your single life expectancy.

The required distributions for the second distribution calendar year and for each subsequent distribution calendar year must be made by December 31 of such year.

Unless otherwise elected by the Custodian (or by you, if the Custodian permits) in determining the amount to be distributed for the second distribution calendar year and subsequent distribution calendar years, your life expectancy (and your designated beneficiary's life expectancy) shall be recalculated.

If the Custodian elects (or you elect, if the Custodian permits) to recalculate your life expectancy or your spouse's life expectancy, you will generally have a longer period of time over which payments will be made and therefore the minimum distribution will be less.

CAUTION: If you or your spouse should die, the decedent's life expectancy is reduced to zero which will reduce the period of distribution to the survivor's single life expectancy. If recalculation is not elected, the death of either spouse will not have an effect on the payment period.

In any distribution calendar year you may take more than the required minimum. However, if you take less than the required minimum with respect to any distribution calendar year, you are subject to a federal excise tax penalty of 50% of the difference between the amount required to be distributed and the amount actually distributed.

Minimum Distribution Incidental Benefit (MDIB) Rule. Basically, this rule specifies that benefits provided under a retirement plan must be for the primary benefit of a participant rather than for his/her beneficiaries. If your spouse is your sole beneficiary, these special MDIB rules do not apply. The amount required to be distributed under the MDIB rule may in some cases be more than the amount required under the normal age 70 1/2 required minimum distribution rules.

If someone other than or in addition to your spouse is a named beneficiary, the minimum distribution required is the greater of the amount determined under the regular 70 1/2 rules and the amount determined under the MDIB rules.

The minimum amount to be distributed under the MDIB rules is the amount determined by taking the balance in your IRA account and dividing it by a factor taken from an IRS table specified in IRS regulations. The table provides life expectancies for you and a beneficiary who is assumed to be 10 years younger.

Death Distributions. If you die after your required beginning date, the balance in your IRA will be distributed in a manner which is at least as rapid as the method of distribution being used on the date of your death.

If you die before your required beginning date, the balance in your IRA must generally be distributed within 5 years from the date of your death. However your beneficiary(ies) may elect to receive the balance in your account over the single life expectancy of your designated beneficiary if distributions begin no later than the end of the year containing the one year anniversary of your death. In addition, if your only beneficiary is your surviving spouse, distributions need not commence until December 31st of the year you would have attained age 70 1/2.


I. Prohibited Transactions.

If you or your beneficiary engage in a prohibited transaction (as defined under Section 4975 of the Internal Revenue Code) with your IRA, it will lose its tax exemption and you must include the value of your account in your gross income for that taxable year. If you pledge any portion of your IRA as collateral for a loan, the amount so pledged will be treated as a distribution and will be included in your gross income for that year.

                                                                 Traditional IRA

J. Penalties.

If you are under age 59 1/2 and receive a premature distribution from your IRA, an additional 10% income tax will apply on the taxable amount of the distribution. If you make an excess contribution to your IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account. If you are age 70 1/2 or over or if you should die, and the appropriate required minimum distributions are not made from your IRA, an additional tax of 50% is imposed upon the difference between what should have been distributed and what was actually distributed.

For tax years ending before 1/1/97, you will be taxed an additional 15% on any amount you receive and include in income during a calendar year from qualified plans, TSAs and IRAs which exceeds the greater of $150,000 (unindexed) or $112,500 (indexed for cost of living). This 15% excess distribution tax is repealed for distributions occurring after 12/31/96. In the event of an IRA participant's death before 1/1/97, the participant's estate may be subject to a 15% tax on the "excess accumulation" in all of the individual's qualified plans, TSAs and IRAs. The 15% excess accumulation tax is repealed for decedents dying after 12/31/96.

You must file IRS Form 5329 with the Internal Revenue Service for any year an additional tax is due. You must file IRS Form 8606 for any year you make a nondeductible IRA contribution. The penalty for not filing Form 8606, when required, is $50.

K. Income Tax Withholding.

All withdrawals from your IRA (except a direct transfer) are subject to federal income tax withholding. You may, however, elect not to have withholding apply to your IRA distribution in most cases. If withholding does apply to your distribution, it is at the rate of 10% of the amount of the distribution.

L. Transfers.

A direct transfer of all or a portion of your funds is permitted from this Traditional IRA to another Traditional IRA or visa versa. Such transfers do not constitute a distribution since you are never in receipt of the funds. The monies are transferred directly to the new trustee or custodian.

If you should transfer all or a portion of your IRA to your former spouse's IRA under a divorce decree (or under a written instrument incident to divorce) or separation instrument, you will not be deemed to have made a taxable distribution, but merely a transfer. The portion so transferred will be treated at the time of the transfer as the IRA of your spouse or former spouse.

If your spouse is the beneficiary of your IRA, in the event of your death, your spouse may "assume" your IRA. The assumed IRA is then treated as your surviving spouse's IRA.

M. Federal Estate And Gift Taxes.

Generally there is no specific exclusion for IRAs under the estate tax rules. Therefore, in the event of your death, your IRA balance will be includible in your gross estate for federal estate tax purposes. However, if your surviving spouse is the beneficiary of your IRA, the amount in your IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for federal gift tax purposes does not include an amount which a beneficiary receives from a IRA plan.

N. IRS Approval As To Form.

This IRA Custodial Agreement has been approved by the Internal Revenue Service as to form. This is not an endorsement of the plan in operation or of the investments offered.

O. Additional Information.

You may obtain further information on IRAs from your District Office of the Internal Revenue Service. In particular you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).

                                                                        Roth IRA

                            WATERHOUSE NATIONAL BANK
                       ROTH INDIVIDUAL RETIREMENT ACCOUNT
                           CUSTODIAL ACCOUNT AGREEMENT
                (Under Section 408A of the Internal Revenue Code)

                Please save this agreement for future reference.

Article I

1.01 If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the Custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the Depositor.

1.02 If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

Article II

2.01 The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single Depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married Depositor who files jointly, between AGI of $150,000 and $160,000; and for a married Depositor who files separately, between $0 and $10,000. In the case of a conversion, the Custodian will not accept IRA Conversion Contributions in a tax year if the Depositor's AGI for that tax year exceeds $100,000 or if the Depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

Article III

3.01 The Depositor's interest in the balance in the custodial account is nonforfeitable.

Article IV

4.01 No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

4.02 No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

Article V

5.01 If the Depositor dies before his or her entire interest is distributed to him or her and the Depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either:

(a) Be distributed by December 31 of the year containing the fifth anniversary of the Depositor's death, or

(b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the Depositor's death.

If distributions do not begin by the date described in 5.01(b), distribution method 5.01(a) will apply.

5.02 In the case of distribution method 5.01(b) above, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the trust as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.

5.03 If the Depositor's spouse is the sole beneficiary on the Depositor's date of death, such spouse will then be treated as the Depositor.

Article VI

6.01 The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), and Regulations section 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.

6.02 The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor as prescribed by the Internal Revenue Service.

Article VII

7.01 Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

Article VIII

8.01 This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear on the Roth IRA Adoption Agreement.

Article IX

9.01 Representations and Responsibilities. The Depositor represents and warrants that any information provided with respect to this Agreement shall be complete and accurate. Further, the Depositor agrees that any directions given or actions taken will be proper under this Agreement and that the Custodian shall be entitled to rely on such information or directions. The Custodian shall not be responsible for losses of any kind that may result from the Depositor's directions,

Roth IRA

actions or failures to act and the Depositor agrees to reimburse the Custodian for any loss it may incur as a result of such directions, actions or failures to act. The Custodian shall not be responsible for any taxes, penalties, judgments or expenses incurred by the Depositor in connection with this IRA. The Custodian shall have no duty to determine whether contributions or distributions comply with the Code, regulations, rulings or this Agreement. The Depositor shall be responsible for all tax consequences originating from contributions to and distributions from this IRA and acknowledges that no tax advice has been provided by the Custodian.

9.02 Annual Accounting. The Custodian shall, at least annually, provide the Depositor or Beneficiary (in the case of death) with an accounting of such Depositor's account which accounting may consist of regularly issued brokerage statements. Such accounting shall be deemed to be accepted by the Depositor, if the Depositor or Beneficiary does not object in writing within 60 days after the mailing of such accounting statement.

9.03 Amendment. The Depositor irrevocably delegates to the Custodian the right and power to amend this Custodial Agreement. Except as hereafter provided, the Custodian will give the Depositor 30 days prior written notice of any amendment. In case of a retroactive amendment required by law, the Custodian will provide written notice to the Depositor of the amendment within 30 days after the amendment is made, or if later, by the time that notice of the amendment is required to be given under regulations or other guidance provided by the IRS. The Depositor shall be deemed to have consented to any such amendment unless the Depositor notifies the Custodian to the contrary within 30 days after notice to the Depositor and requests a distribution or transfer of the balance in the account.

9.04 Resignation and Removal of Custodian.

(a) The Custodian may resign at any time by giving at least 30 days notice to the Depositor. The Custodian may resign and appoint a successor trustee or custodian to serve under this agreement or under another governing instrument selected by the successor trustee or custodian by giving the Depositor written notice at least 30 days prior to the effective date of such resignation and appointment, which notice shall also include a copy of such other governing instrument, if applicable, and the related disclosure statement.

The Depositor shall then have 30 days from the date of such notice to either request a complete distribution of the account balance or designate a different successor trustee or custodian. If the Depositor does not request distribution of the account or designate a different successor within such 30 days, the Depositor shall be deemed to have consented to the appointment of the successor trustee or custodian and the terms of any new governing instrument, and neither the Depositor nor the successor shall be required to execute any written document to complete the transfer of the account to the successor trustee or custodian. The successor trustee or custodian may rely on any information, including beneficiary designations, previously provided by the Depositor.

(b) The Depositor may at any time remove the Custodian and replace the Custodian with a successor trustee or custodian of the Depositor's choice by giving 30 days written notice to the Custodian. In such event, the Custodian shall then deliver the assets of the account as directed by the Depositor. However, the Custodian may retain a portion of the assets of the Roth IRA as a reserve for payment of any anticipated remaining fees and expenses, and shall pay over any remainder of this reserve to the successor trustee or custodian upon satisfaction of such fees and expenses.

9.05 Custodian's Fees and Expenses.

(a) The Depositor agrees to pay the Custodian any and all fees specified in the Custodian's current published fee schedule for establishing and maintaining this Roth IRA, including but not limited to any fees for distributions from, transfers from, and terminations of this Roth IRA. The Custodian may change its fee schedule at any time by giving the Depositor 30 days prior written notice. In addition, the Depositor agrees to pay any brokerage commissions attributable to the purchase or sale of assets.

(b) The Depositor agrees to pay any expenses incurred by the Custodian in the performance of its duties in connection with the account. Such expenses include, but are not limited to, administrative expenses, such as legal and accounting fees, and any taxes of any kind whatsoever that may be levied or assessed with respect to such account.

(c) All such fees, taxes, and other administrative expenses charged to the account shall be collected either from the assets in the account or from any contributions to or distributions from such account if not paid by the Depositor, but the Depositor shall be responsible for any deficiency.

(d) In the event that for any reason the Custodian is not certain as to who is entitled to receive all or part of the Custodial Funds, the Custodian reserves the right to withhold any payment from the Custodial Account, to request a court ruling to determine the disposition of the custodial assets, and to charge the Custodial Account for any expenses incurred in obtaining such legal determination.

9.06 Withdrawal Requests. All requests for withdrawal shall be in writing on the form provided by the Custodian. Such written notice must also contain the reason for the withdrawal and the method of distribution being requested. Any withdrawals shall be subject to applicable tax and other laws and regulations including possible early withdrawal penalties and withholding requirements.

9.07 Designation of Beneficiary. Except as may be otherwise required by State law, in the event of the Depositor's death, the balance in the account shall be paid to the beneficiary or beneficiaries designated by the Depositor on a beneficiary designation acceptable to and filed with the Custodian. The Depositor may change the Depositor's beneficiary or beneficiaries at any time by filing a new beneficiary designation with the Custodian. If no beneficiary designation is in effect, if none of the named beneficiaries survive the Depositor, or if the Custodian cannot locate any of the named beneficiaries after reasonable search, any balance in the account will be payable to the Depositor's estate.

9.08  Governing  Law.  This   Agreement   shall  be  construed,   regulated  and
administered under the laws of the State of New York, and any court accounting shall be in the courts of New York.

9.09 Arbitration. The Depositor agrees that all controversies which arise under this Agreement or in connection with the Depositor's account shall be governed by the Depositor's Customer Agreement with the Broker. Notwithstanding any other provision in the document, any arbitration provision shall be subject to the interpretation of the Code and regulations thereunder.

9.10 Inquiries.  The Depositor  authorizes the Custodian to furnish upon request
(i) to the Broker all information relating to the Depositor's IRA and (ii) to the issuer of securities the Depositor's name, address and securities positions relating to the securities of such issuer.

                                                                        Roth IRA

Article X
Self-Directed IRA Provisions

10.01 Investment of Contributions. At the direction of the Depositor (or the direction of the beneficiary upon the Depositor's death) the Custodian shall invest all contributions to the account and earnings thereon in investments acceptable to the Custodian, which may include marketable securities traded on a recognized exchange or "over the counter" (excluding any securities issued by the Custodian), covered call options, certificates of deposit, and other investments to which the Custodian consents, in such amounts as are specifically selected and specified by Depositor in orders to the Custodian in such form as may be acceptable to the Custodian, without any duty to diversify and without regard to whether such property is authorized by the laws of any jurisdiction as a custodial investment. The Custodian shall be responsible for the execution of such orders and for maintaining adequate records thereof. However, if any such orders are not received as required, or, if received, are unclear in the opinion of the Custodian, all or a portion of the contribution may be held uninvested without liability for loss of income or appreciation, and without liability for interest pending receipt of such orders or clarification, or the contribution may be returned. The Custodian may, but need not, establish programs under which cash deposits in excess of a minimum set by it will be periodically and automatically invested in interest-bearing investment funds. The Custodian shall have no duty other than to follow the written investment directions of the Depositor, and shall be under no duty to question said instructions and shall not be liable for any investment losses sustained by the Depositor. All transactions shall be subject to any and all applicable, Federal, State and self regulatory organization laws and regulations, the rules, regulations, customs and usages of any Exchange, Market or clearing house where the transaction is executed, and to the Custodian's prevailing policies and practices.

10.02 Registration. All assets of the account shall be registered in the name of the Custodian or of a suitable nominee. The same nominee may be used with respect to assets of other investors whether or not held under agreements similar to this one or in any capacity whatsoever. However, each Depositor's account shall be separate and distinct; a separate account therefor shall be maintained by the Custodian, and the assets thereof shall be held by the Custodian in individual or bulk segregation either in the Custodian's vaults or in depositories approved by the Securities and Exchange Commission under the Securities Exchange Act of 1934.

10.03 Investment Advisor. The Depositor may appoint an Investment Advisor, qualified under Section 3(38) of the Employee Retirement Income Security Act of 1974, to direct the investment of his Roth IRA. The Depositor shall notify the Custodian in writing of any such appointment by providing the Custodian a copy of the instruments appointing the Investment Advisor and evidencing the Investment Advisor's acceptance of such appointment, an acknowledgement by the Investment Advisor that it is a fiduciary of the account, and a certificate evidencing the Investment Advisor's current registration under the Investment Advisor's Act of 1940. The Custodian shall comply with any investment directions furnished to it by the Investment Advisor, unless and until it receives written notification from the Depositor that the Investment Advisor's appointment has been terminated. The Custodian shall have no duty other than to follow the written investment directions of such Investment Advisor and shall be under no duty to question said instructions, and the Custodian shall not be liable for any investment losses sustained by the Depositor.

10.04 No Investment Advice. The Custodian does not assume any responsibility for rendering advice with respect to the investment and reinvestment of Depositor's account and shall not be liable for any loss which results from Depositor's exercise of control over his account. The Custodian and Depositor may specifically agree in writing that the Depositor shall have and exercise exclusive responsibility for control over the investment of the assets of his account, and the Custodian shall not have any duty to question his investment directives.

10.05 Prohibited Transactions. Notwithstanding anything contained herein to the contrary, the Custodian shall not lend any part of the corpus or income of the account to; pay any compensation for personal services rendered to the account to; make any part of its services available on a preferential basis to; acquire for the account any property, other than cash, from; or sell any property to, any Depositor, any member of a Depositor's family, or a corporation controlled by any Depositor through the ownership, directly or indirectly, of 50 percent or more of the total combined voting power of all classes of stock entitled to vote, or of 50 percent or more of the total value of shares of all classes of stock of such corporation.

10.06 Unrelated Business Income Tax. If the Depositor directs investment of the account in any investment which results in unrelated business taxable income, it shall be the responsibility of the Depositor to so advise the Custodian and to provide the Custodian with all information necessary to prepare and file any required returns or reports for the account. As the Custodian may deem necessary, and at the Depositor's expense, the Custodian may request a taxpayer identification number for the account, file any returns, reports, and applications for extension, and pay any taxes or estimated taxes owed with respect to the account. The Custodian may retain suitable accountants, attorneys, or other agents to assist it in performing such responsibilities.

10.07 Disclosures and Voting. The Custodian shall deliver, or cause to be executed and delivered, to Depositor all notices, prospectuses, financial statements, proxies and proxy soliciting materials relating to assets credited to the account. The Custodian shall not vote any shares of stock or take any other action, pursuant to such documents, with respect to such assets except upon receipt by the Custodian of adequate written instructions from Depositor.

10.08 Miscellaneous  Expenses:  In addition to those expenses set out in Section
9.05 of this plan, the Depositor agrees to pay any and all expenses incurred by the Custodian in connection with the investment of the account, including expenses of preparation and filing any returns and reports with regard to unrelated business income, including taxes and estimated taxes, as well as any transfer taxes incurred in connection with the investment or reinvestment of the assets of the account.

10.09 Nonbank Custodian Provision. If the Custodian is a nonbank custodian, the Depositor shall substitute another trustee or custodian in place of the Custodian upon receipt of notice from the Commissioner of the Internal Revenue Service or his delegate that such substitution is required because the Custodian has failed to comply with the requirements of Income Tax Regulations Section 1.408-2(e), or is not keeping such records, making such returns, or rendering such statements as are required by applicable law, regulations, or other rulings. The successor trustee or custodian shall be a bank, insured credit union, or other person satisfactory to the Secretary of the Treasury pursuant to
Section 408(a)(2) of the Code. Upon receipt by the Custodian of written acceptance by its successor of such successor's appointment, Custodian shall transfer and pay over to such successor the assets of the account (less amounts retained pursuant to Section 9.04 of the Custodial Agreement) and all records (or copies thereof) of the Custodian pertaining thereto, provided that the successor trustee or custodian agrees not to dispose of any such records without the Custodian's consent.

Roth IRA

General Instructions

(Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose of Form

Form 5305-RA is a model custodial account agreement that meets the requirements of section 408A and has been automatically approved by the IRS. A Roth Individual Retirement Account (Roth IRA) is established after the form is fully executed by both the individual (Depositor) and the Custodian. This account must be created in the United States for the exclusive benefit of the Depositor or his or her beneficiaries. Do not file Form 5305-RA with the IRS. Instead, keep it for your records.

Unlike contributions to traditional individual retirement arrangements, contributions to a Roth IRA are not deductible from the Depositor's gross income; and distributions after 5 years that are made when the Depositor is 59 1/2 years of age or older or on account of death, disability, or the purchase of a home by a first-time homebuyer (limited to $10,000), are not includible in gross income. For more information on Roth IRAs, including the required disclosure the Depositor can get from the Custodian, get Pub. 590, Individual Retirement Arrangements (IRAs).

This Roth IRA can be used by a Depositor to hold: (1) IRA Conversion Contributions, amounts rolled over or transferred from another Roth IRA, and annual cash contributions of up to $2,000 from the Depositor; or (2) if designated as a Roth Conversion IRA, only IRA Conversion Contributions for the same tax year. To simplify the identification of funds distributed from Roth IRAs, Depositors are encouraged to maintain IRA Conversion Contributions for each tax year in a separate Roth IRA.

Definitions

Roth Conversion IRA. A Roth Conversion IRA is a Roth IRA that accepts only IRA Conversion Contributions made during the same tax year.

IRA Conversion Contributions. IRA Conversion Contributions are amounts rolled over, transferred, or considered transferred from a nonRoth IRA to a Roth IRA. A nonRoth IRA is an individual retirement account or annuity described in section 408(a) or 408(b), other than a Roth IRA.

Custodian. The Custodian must be a bank or savings and loan association, as defined in section 408(n), or any person who has the approval of the IRS to act as custodian.

Depositor. The Depositor is the person who establishes the custodial account.

Broker. The Broker is the introducing brokerage firm with which the Depositor opened this account.

Specific Instructions

Article I. The Depositor may be subject to a 6 percent tax on excess contributions if (1) contributions to other individual retirement arrangements of the Depositor have been made for the same tax year, (2) the Depositor's adjusted gross income exceeds the applicable limits in Article II for the tax year, or (3) the Depositor's and spouse's compensation does not exceed the amount contributed for them for the tax year. The Depositor should see the disclosure statement or Pub. 590 for more information.

Article IX. Article IX and any that follow it may incorporate additional provisions that are agreed to by the Depositor and Custodian to complete the agreement. They may include, for example, definitions, investment powers, voting rights, exculpatory provisions, amendment and termination, removal of the Custodian, Custodian's fees, state law requirements, beginning date of distributions, accepting only cash, treatment of excess contributions, prohibited transactions with the Depositor, etc. Use additional pages if necessary and attach them to this form.

                                                                        Roth IRA
                          ROTH IRA DISCLOSURE STATEMENT

This Disclosure Statement, which is provided to you in compliance with Treasury Regulation section 1.408-6(d)(4), explains what you should know about your individual retirement account (IRA), and is a general review of the federal income tax law applicable to it.

A. Right To Revoke Your Roth IRA.

You may revoke your Roth IRA within 7 days after you sign the Roth IRA Adoption Agreement by hand-delivering or mailing a written notice to Waterhouse National Bank, c/o Waterhouse Securities, Inc., Attn: Retirement Plans Customer Service Dept., 100 Wall St., 23rd floor, New York, NY 10005. If you revoke your account by mailing a written notice, such notice must be postmarked by the 7th day after you sign the Adoption Agreement. If you revoke your Roth IRA within the 7 day period you will receive a refund of the entire amount of your contributions to the Roth IRA without any adjustment for earnings or any administrative expenses. If you exercise this revocation, we are still required to report the contribution on Form 5498 (except transfers) and the revoked distribution on Form 1099-R. If you have any questions regarding this procedure, please call 1-800-934-2995.

If you mail the written notification, it will be deemed mailed on the date of the postmark. If mailed, the written notice of revocation must be mailed in the United States in an envelope, or other appropriate wrapper, first class mail with the postage prepaid. If you send the notification by certified or registered mail, it will be deemed to be mailed as of the date of certification or registration.

B. General Requirements of a Roth IRA.

1. Your contributions must be made in cash, unless you are making a qualified rollover contribution and the Custodian accepts non-cash rollover contributions.

2. The annual contributions you make on your behalf to all of your Roth IRAs and traditional IRAs may not exceed the lesser of 100% of your compensation or $2,000, unless you are making a rollover or transfer contribution from a traditional IRA or another Roth IRA.

3. Your regular annual Roth IRA contributions for any taxable year may be deposited at any time during that taxable year and up to the due date for the filing of your federal income tax return for that taxable year, no extensions. This generally means April 15th of the following year.

4. The Custodian of your Roth IRA must be a bank, savings and loan association, credit union or a person who is approved to act in such a capacity by the Secretary of the Treasury.

5. No portion of your Roth IRA funds may be invested in life insurance contracts.

6. Your interest in your Roth IRA is nonforfeitable at all times.

7. The assets in your Roth IRA may not be commingled with other property except in a common trust fund or common investment fund.

8. You may not invest the assets of your Roth IRA in collectibles (as described in Section 408(m) of the Internal Revenue Code.) A collectible is defined as any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or any other tangible personal property specified by the IRS. However, if the Custodian permits, specially-minted US gold, silver, and platinum coins and certain state-issued coins are permissible Roth IRA investments. Beginning on 1/1/98, you may also invest in certain gold, silver, platinum or palladium bullion, if the trustee or custodian permits. Such bullion must be in the physical possession of the Roth IRA trustee or custodian.

C. Who Is Eligible To Establish a Roth IRA?

You are permitted to make regular contributions to your Roth IRA for any taxable year if you receive compensation for such taxable year. Compensation includes salaries, wages, tips, commissions, bonuses, alimony, royalties from creative efforts and "earned income" in the case of self-employed. The amount which is permitted to be contributed depends upon your modified adjusted gross income (Modified AGI); your marital status; and your tax filing status discussed below.

D. Contributions to A Roth IRA.

Regular Roth Contributions. The maximum amount you may contribute for any year is the lesser of 100% of your compensation or $2,000. Your actual contribution limit depends upon your marital status, tax filing status, and your Modified AGI.

All regular contributions to a Roth IRA are nondeductible. The maximum amount you may contribute to a Roth IRA is reduced by any contributions you make to all of your traditional IRAs for the same tax year. In other words, the total maximum combined annual contribution to a traditional IRA and a Roth IRA is $2,000.

Unmarried Taxpayer (or a Married Person filing a separate return who did not live with their spouse at any time during the year). If you are unmarried and your Modified AGI is $95,000 or less, you may contribute up to the maximum amount of $2,000 to your Roth IRA. If your Modified AGI is $110,000 or more, no contribution is permitted. If your Modified AGI is over $95,000 but less than $110,000, then a calculation must be made to determine your Roth IRA contribution limit for the year. The calculation reduces your otherwise allowable contribution limit of $2,000 by .13 for every $1 of Modified AGI between $95,000 and $110,000.

Married Person Filing Joint Tax Return. If you file a joint tax return with your spouse and your combined Modified AGI is $150,000 or less, you may contribute up to the maximum amount of $2,000 to your Roth IRA. If your combined Modified AGI is $160,000 or more, no contribution is permitted. If your Modified AGI is over $150,000 but less than $160,000, then a calculation similar to the one described above must be made. The calculation reduces each spouse's otherwise allowable Roth IRA contribution limit of $2,000 by .20 for every $1 of Modified AGI between $150,000 and $160,000.

Married Persons Filing Separate Returns (who lived together at any time during the year). If you have a separate Modified AGI of more than $10,000, no contribution is permitted to your Roth IRA. If your or your Spouse's separate Modified AGI is more than $0 but less than $10,000, then the Roth IRA contribution limit of $2,000 is reduced by .20 for every $1 of Modified AGI between $0 and $10,000.

Spousal Roth IRAs. If you and your spouse file a joint tax return and have unequal compensation (including no compensation for one spouse) you may establish separate Roth IRAs for each spouse. The total annual contribution limit for both Roth IRAs may not exceed the lesser of 100% of the combined compensation for both spouses or $4,000, but neither Roth IRA may accept more than $2,000 per spouse.

The maximum Roth IRA contribution of $2,000 for the spouse is then reduced by:

(1) regular traditional IRA contributions made on behalf of such spouse; and

(2) Roth IRA contributions made on behalf of such spouse.

This $2,000 limit may be further  reduced if the modified AGI exceeds

Roth IRA

the levels discussed above.

$200 Minimum Roth IRA Contribution. If you fall into any of the categories listed above, your minimum allowable Roth IRA contribution will be $200 until phased out under the appropriate marital status.

In other words, if your Roth IRA contribution amount calculated under the appropriate dollar amounts discussed above results in a contribution between $0 and $200, your permitted contribution is $200 instead of the calculated amount. If the result is not a multiple of $10, round up to the nearest $10.

Modified AGI. Modified AGI does not include any distributions from a traditional IRA that are rolled over to a Roth IRA and included in income. Modified AGI is determined after deductible traditional IRA contributions. Caution: Pending technical corrections would provide that modified AGI is determined before a deductible traditional IRA contribution.

Other Contributions. Your Roth IRA may not accept rollovers from an employer-sponsored plan, employer contributions made under a SEP or SIMPLE plan and traditional IRA contributions. However, certain rollovers and transfers as described below may be made.

Miscellaneous Contribution Rules

1. Contributions are permitted after you attain age 70 1/2, so long as you have compensation discussed earlier.

2. Contributions are permitted regardless of whether you are an active participant in an employer-sponsored plan.

E. Excess Contribution To A Roth IRA.

Generally, an excess Roth IRA contribution is any contribution which exceeds the contribution limits. Such excess amount is subject to a 6% excise tax on the principal remaining amount of the excess each year until the excess is corrected.

Method of Withdrawing Excess in a Timely Manner. This 6% excise tax may be avoided, if the excess amount plus the earnings attributable to the excess are distributed to you by your tax filing deadline including extensions for the year during which the excess contribution was made. If you decide to correct your excess in this manner, the principal amount of the excess returned to you is not taxable, however, the earnings attributable to the excess are taxable to you in the year in which the contribution was made. In addition, if you are under age 59 1/2, the earnings attributable to the excess amount are subject to a 10% additional income tax. This is the only method of correcting an excess contribution that will avoid the 6% excise tax!

Method of Withdrawing Excess After Tax Filing Due Date. If you do not withdraw your excess contribution in the manner prescribed above by the due date for filing your tax return, then you may withdraw the principal amount of the excess (no earnings need be distributed). The 6% excise tax will, however, apply first to the year in which the excess was made and each subsequent year until it is withdrawn.

Undercontribution Method. Another method of correcting an excess contribution is to treat a prior year excess as a regular Roth IRA contribution in a subsequent year. Basically all you do is undercontribute in the first subsequent year where you have an unused contribution limit until your excess amount is used up. However,once again, you will be subject to the 6% excise tax in the first year and each subsequent year that an excess remains.

F. Contribution Conversions of Traditional IRA To A Roth IRA.

If you decide by your tax filing deadline (not including extensions) to transfer a current year contribution plus earnings from a Traditional IRA to a Roth IRA, no amount will be included in your gross income as long as you did not take a deduction for the amount of the converted contribution. Caution: Pending technical corrections would also allow you to make a contribution conversion plus earnings from a Roth IRA to a Traditional IRA by your tax filing deadline and would permit such contribution conversions plus earnings to be made by your tax filing deadline including extensions.

G. Rollover Roth IRAs.

Rollover Contribution from Another Roth IRA - A rollover contribution from another Roth IRA is any amount you receive from one Roth IRA and within 60 days roll some or all of it over into another Roth IRA. You are not required to roll over the entire amount received from the first Roth IRA. However, any taxable amount (generally earnings) you do not roll over will be taxed at ordinary income tax rates for federal income tax purposes and may be subject to additional income taxes.

The following special rules also apply to rollovers between Roth IRAs:

1. The rollover must be completed no later than the 60th day after the day the distribution was received by you from the first Roth IRA.

2. You may have only one Roth IRA to Roth IRA rollover during a 12 consecutive month period measured from the date you received a distribution from a Roth IRA which was rolled over to another Roth IRA.

3. The same property you receive in a distribution from the first Roth IRA must be the same property you roll over into the second Roth IRA. For example, if you receive a distribution from a Roth IRA of property, such as stocks, that same stock must be the property rolled over into the second Roth IRA.

4. You are required to make an irrevocable election indicating that this transaction will be treated as a rollover contribution.

5. You are not required to receive a complete distribution from your Roth IRA in order to make a rollover contribution into another Roth IRA, nor are you required to roll over the entire amount you received from the first Roth IRA into the second Roth IRA.

6. If you inherit a Roth IRA due to the death of the participant, you may not roll this Roth IRA into your own Roth IRA unless you are the spouse of the deceased Roth IRA participant.

Rollovers From Employer-Sponsored Plans. You may not roll over from an employer-sponsored plan to a Roth IRA. However, you may roll over from an employer-sponsored plan to a traditional IRA and then "convert" the traditional IRA to a Roth IRA in a Rollover Conversion explained below.

Employer-Sponsored Plans Eligible for Rollovers to Traditional IRAs. Rollovers to Traditional IRAs are permitted if you have received an eligible rollover distribution from one of the following:

1. A qualified plan under Section 401(a);

2. A qualified annuity under Section 403(a);

3. A Tax-Sheltered Annuity (TSA) or Custodial Account under Section 403(b); or

4. A Federal Employee's Thrift Savings Plan.

For more information concerning rollovers from an employer-sponsored retirement plan to a traditional IRA, please refer to the traditional IRA's disclosure statement.

Rollover Conversion from a Traditional IRA to a Roth IRA. You are permitted to make a qualified rollover contribution from a Traditional IRA to a Roth IRA if your Modified AGI (not including the taxable amount rolled over) for the year during which the rollover is made does not exceed $100,000 and you are not a married person filing a separate tax return. This is called a "rollover conversion" and may be done at any time without waiting the usual 12 months.

                                                                        Roth IRA

Taxation in Completing a Rollover Conversion from a Traditional IRA to a Roth IRA. If you complete a rollover conversion from a Traditional IRA to a Roth IRA, the rollover amount (to the extent taxable) is generally included in your income for the year during which the rollover is made. However, the 10% additional income tax for premature distributions does not apply.

For rollover conversions made during 1998, you will include the taxable amount of the traditional IRA distribution in income "ratably" over a four-tax-year period beginning in 1998.

Any rollover conversions from a Traditional IRA to a Roth IRA after 12/31/98 will be fully includible in income the year in which you receive the distribution.

CAUTION: Pending technical corrections would provide that, with respect to 1998 rollover conversions, if the taxpayer dies before including the taxable amounts in income over a 4-year period, all remaining amounts will be included in gross income for the taxable year of death. However, if the surviving spouse of such deceased Roth IRA participant is the beneficiary of the Roth IRA, the surviving spouse may elect to continue including the remaining amount in income over the 4-year period as if the surviving spouse were the distributee.

The trustee or custodian of your Roth IRA may require you to establish a separate Roth IRA for a 1998 rollover conversion and a separate Roth IRA for rollover conversions after 1998.

H. Distributions From a Roth IRA.

Taxation of Distributions. "Qualified" distributions are neither subject to income tax nor the 10% additional income tax for premature distributions. Nonqualified distributions are taxable to the extent such distribution is attributable to the income earned in the account.

When you start withdrawing from your Roth IRA, you may take the distributions in regular payments, random withdrawals or in a single sum payment.

Qualified Distributions. A Qualified distribution is one made:

1. on or after you attain age 59 1/2;

2. to a beneficiary after your death;

3. on account of you becoming disabled (defined under Section 72(m)(7) IRC);

4. for qualified first time homebuyer expenses.

         AND

after the end of the 5 year period beginning with the first taxable year for which you made a regular contribution to a Roth IRA.

For rollover conversion contributions from a traditional IRA to a Roth IRA, the 5 year period begins with the year in which the rollover was made. The Custodian of your Roth IRA may require that you establish separate Roth IRA plans for regular Roth IRA contributions, rollovers and transfers between Roth IRAs and rollover conversions from a traditional IRA.

Nonqualified Distributions. Distributions from a Roth IRA which are made as a nonqualified distribution are treated as made from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA.

In other words, nonqualified distributions are treated as taken from the nontaxable portion first (the contributions) until the aggregate distributions exceed the aggregate contributions. When the aggregate distributions exceed the aggregate contributions, then the earnings will be treated as part of the distribution for taxation purposes. The portion of the nonqualified distribution that represents earnings will be taxable and subject to the 10% additional income tax for premature distributions, unless an exception applies. It is anticipated that the IRS will develop a tax form for you to use to keep records on the contributions you make to your Roth IRA and to figure any taxable, nonqualified distributions from your Roth IRA.

Distributions Made Before the End of the 5 Year Period. Distributions taken before the end of the 5 year period are taxable (to the extent you receive the earnings attributable) and are subject to the 10% additional income tax if the participant is not age 59 1/2. However, the 10% additional income tax is avoided if the distribution meets one of the exceptions under Section 72(t).

CAUTION: Pending technical corrections would provide that the 10% additional tax on early distributions will apply to rollover conversions if the taxpayer withdraws any portion of the taxable conversion amount before the end of the 5 year period unless an exception under Section 72(t) applies. Also, if the taxpayer withdraws any portion of the taxable conversion amount before the end of the 5 year period, an additional 10% tax will apply to the taxable portion of the rollover conversion if such conversion occurs in 1998 and the 4-year income inclusion rule applies.

Basis Recovery Rules for Distributions from Different IRA Plans. The taxation of distributions from a Roth IRA shall be treated separately from the taxation of a distribution from other IRA plans. In other words, nondeductible contributions made to your traditional IRA will continue to be recovered tax-free on a ratable basis.

Caution. Pending technical corrections would also provide that a Rollover Conversion Roth IRA will be treated separately from regular Roth IRAs and that Rollover Conversion Roth IRAs that are subject to a different 5-year aging period would be treated separately. In addition, pending technical corrections would provide that Roth IRA distributions would be subject to the following ordering rules: first, from rollover conversion contributions to a Roth IRA during 1998 from a traditional IRA eligible for the 4-year income inclusion; second, from rollover conversion contributions to a Roth IRA after 1998 from a traditional IRA not eligible for the 4 year income inclusion; and third, from contributions to a Roth IRA that are not rollover contributions.

Premature Distributions. If you are under age 59 1/2 and receive a "nonqualified" distribution from your Roth IRA, a 10% additional income tax will apply to the taxable portion (generally the earnings portion) of the distribution unless the distribution is received due to death; disability; a qualifying rollover distribution; the timely withdrawal of the principal amount of an excess; substantially equal periodic payments; certain medical expenses; health insurance premiums paid by certain unemployed individuals; qualified higher education expenses; or qualified first time homebuyer expenses.

Required Distributions. Unlike a traditional IRA, you are not required to begin distributions when you attain age 70 1/2. Also, the incidental death benefit requirements (referred to as MDIB) do not apply to the Roth IRA.

Death Distributions. If you die, the balance in your Roth IRA must generally be distributed no later than December 31st of the year containing the 5th anniversary of your death. However your beneficiary(ies) may elect to receive the balance in your account over the non-recalculated single life expectancy of your designated beneficiary if distributions begin no later than the end of the year containing the one year anniversary of your death. If your spouse is your sole beneficiary, your spouse is automatically deemed to assume your Roth IRA as their own Roth IRA.

I. Prohibited Transactions With A Roth IRA.

If you or your beneficiary engage in a prohibited transaction ( as defined under Section 4975 of the Internal Revenue Code) with your


Roth IRA

Roth IRA, it will lose its tax exemption and you must include the taxable portion of your account in your gross income for that taxable year. If you pledge any portion of your Roth IRA as collateral for a loan, the amount so pledged will be treated as a distribution and the taxable portion will be included in your gross income for that year.

J. Additional Taxes And Penalties.

If you are under age 59 1/2 and receive a nonqualified premature distribution from your Roth IRA, an additional 10% income tax will apply on the taxable amount of the distribution (generally the earnings portion only), unless an exception under Section 72(t) applies.

CAUTION: As mentioned earlier, pending technical corrections would assess a 10% additional tax if you are under age 59 1/2 plus another 10% additional tax regardless of your age if you withdraw any portion of a 1998 Rollover Conversion that you made from your traditional IRA to your Roth IRA before the 5-year period ends.

If you make an excess contribution to your Roth IRA and it is not corrected on a timely basis, an excise tax of 6% is imposed on the excess amount. This tax will apply each year to any part or all of the excess which remains in your account.

If you should die, and the appropriate required death distributions are not made from your Roth IRA, an excise tax of 50% is assessed to your beneficiary based upon the difference between the amount that should have been distributed and the amount that was actually distributed.

You must file IRS Form 5329 with the Internal Revenue Service for any year an additional tax is due.

K. Income Tax Withholding.

All withdrawals from your Roth IRA (except a direct transfer) are subject to federal income tax withholding. You may, however, elect not to have withholding apply to your Roth IRA distribution in most cases. If withholding does apply to your distribution, it is at the rate of 10% of the amount of the distribution.

L. Transfers.

A direct transfer of all or a portion of your funds is permitted from this Roth IRA to another Roth IRA or visa versa. Such transfers do not constitute a distribution since you are never in receipt of the funds. The monies are transferred directly to the new trustee or custodian. Transfers are neither subject to the 12-month restriction nor the 60 day rollover period usually associated with rollovers.

If you should transfer all or a portion of your Roth IRA to your former spouse's Roth IRA under a divorce decree (or under a written instrument incident to divorce) or separation instrument, you will not be deemed to have made a taxable distribution, but merely a transfer. The portion so transferred will be treated at the time of the transfer as the Roth IRA of your spouse or former spouse.

If your spouse is the beneficiary of your Roth IRA, in the event of your death, your spouse may "assume" your Roth IRA. The assumed Roth IRA is then treated as your surviving spouse's Roth IRA.

M. Federal Estate And Gift Taxes.

Generally there is no specific exclusion for Roth IRAs under the estate tax rules. Therefore, in the event of your death, the value of your Roth IRA will be includible in your gross estate for federal estate tax purposes. However, if your surviving spouse is the beneficiary of your Roth IRA, the value of your Roth IRA may qualify for the marital deduction available under Section 2056 of the Internal Revenue Code. A transfer of property for federal gift tax purposes does not include an amount which a beneficiary receives from a Roth IRA plan.

N. IRS Approval As To Form.

This Roth IRA Custodial Agreement has been approved by the Internal Revenue Service as to form. This is not an endorsement of the plan in operation or of the investments offered.

O. Additional Information.

You may obtain further information on Roth and Traditional IRAs from your District Office of the Internal Revenue Service. In particular, you may wish to obtain IRS Publication 590 (Individual Retirement Arrangements).

                          WATERHOUSE SECURITIES, INC.
                     Member New York Stock Exchange * SIPC
                             National Headquarters
                   100 Wall Street * New York, New York 10005


                   NEW YORK STOCK EXCHANGE RULE 382 DISCLOSURE

This  disclosure  letter  is  provided  to  inform  you  of  the  allocation  of responsibilities between Waterhouse Securities, Inc. ("Waterhouse") and its clearing affiliate, National Investor Services Corp. ("NISC"). Waterhouse has designated NISC as its clearing agent to handle the recordkeeping, clearance and settlement functions for its customers' accounts pursuant to a written agreement. Please note that you will have a direct relationship with Waterhouse; the clearing services to be provided by NISC will not alter that relationship.

Waterhouse, as your broker, will be responsible for the following with respect to your account:

* Opening, approving and monitoring your account, including obtaining and verifying account information;

* Accepting and transmitting your orders, including responsibility for accepting or rejecting orders, procedures for screening orders prior to execution, transmission of your orders and the supervision of Account
     Officers (registered representatives) in accordance with Waterhouse policies and applicable federal, state and industry regulations;

* Prompt communication of instructions to NISC involving your account, including instructions for the transfer or delivery of securities, disbursement of funds from your account, and instructions regarding tender or exchange offers involving securities in your account;

* Prompt transmission to NISC of cash and securities delivered to Waterhouse for credit to your account;

* General supervision of your account, including compliance with New York Stock Exchange Rules 342 and 405 and Rule 3010 of the National Association of Securities Dealers;

* Responding to any inquiries or complaints that you may have concerning your account and providing prompt notification to NISC of any complaints or inquiries involving NISC.

NISC, as clearing broker, will be responsible for the following with respect to your account:

* Maintaining books and records which detail transactions in your account, and preparing and sending confirmations and statements reflecting purchases and sales of securities and related activity in your account, including receipt and delivery of monies or securities and the collection and distribution of dividends;

* Providing extensions of credit to you in compliance with Regulation T of the Federal Reserve Board, the regulations of the New York Stock Exchange and other self-regulatory organizations, determining margin maintenance requirements, paying and charging interest and rehypothecation or loan of any of your margin securities;

* Distributing shareholder information, including proxy material, tender offers, or any similar materials received by NISC, and providing various records on your behalf as required by applicable laws and regulations;

* Safeguarding your funds and securities. NISC is a member of the New York Stock Exchange and the Securities Investor Protection Corporation (SIPC) and, together with a supplemental protection policy, securities in your accounts held at NISC are protected up to $50,000,000 (with a $100,000 limitation on cash).

                               CUSTOMER AGREEMENT

In consideration of Waterhouse Securities, Inc. (WSI) and National Investor Services Corp. (NISC)(Collectively "you") accepting and carrying for me one or more accounts, I hereby understand and agree that:

1. Legal Capacity to Enter Into Agreements - I am at least the age of 18 years and am of full legal age in the state in which I reside. If I am an employee, member or partner of any security exchange or member firm thereof, of any corporation a majority of the stock of which is owned by any exchange or a broker/dealer I have so indicated on the account application. I also agree to notify you promptly if I should later become employed in any of the capacities cited above.

2. Definitions - Applicable Rules and Regulations - The terms "securities", "options", or "other property", as used herein, shall include money, securities and commodities of every kind and nature and all contracts and options relating thereto. All transactions shall be subject to the rules, customs and usages of the exchange, market or clearing house where executed, and to all applicable federal and state laws and regulations.

3. Orders, Executions and Statements - Reports of the execution of orders and statements of my account shall be deemed accepted by me if you have not received written objections from me within five days with respect to the former and ten days with respect to the latter after transmitted by you to me. You may execute any transaction authorized by me on any exchange or other market where such business is then transacted. You may reject any order I place with you in your sole discretion. I understand that you reserve the right to refuse, and assume no responsibility for, orders sent through the mail for the purchase or sale of securities or other investments. I also understand that if I request the transfer or registration of foreign securities, I may be responsible for any transfer fees charged to you.


I understand that you direct customer orders in equity securities to exchanges and market makers based on an analysis of their ability to provide rapid and quality executions. These market participants guarantee that all customer orders are executed at a price equal to or better than the displayed national best bid/best offer. Your policy also assures that these market participants provide your customer orders with price improvement and limit order protection. I further understand that you may receive remuneration for directing customer orders to these market participants, the source and amount of which is available upon written request.

4. Deposit of Equity - Consent to Recording - I understand that you reserve the right to require full payment or an acceptable equity deposit prior to the acceptance of any order. I understand that you may tape record telephone conversations with customers in order to permit you to verify data concerning securities transactions.


5. Payment of Indebtedness Upon Demand - I shall at all times be liable for the payment upon demand of any debit balance or other obligations owing in any of my accounts with you; and, I shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by me, and, I shall make payments of such obligations and indebtedness upon demand.

6. Security for Indebtedness - All securities and other property whatsoever which you may hold, carry or maintain for any purpose, in or for any of my accounts, whether individually or jointly held with others, are subject to a lien in your favor for the discharge of all the indebtedness of me to you, and I hereby grant to you a continuing lien, security interest and right of set-off in all such property and securities whether now owned by me or hereafter acquired. You may hold securities and other property as security for the payment of any liability or indebtedness of me to you, and you shall have the right to transfer such securities and other property in any of my accounts from or to any other of my accounts, when in your judgement such transfer may be necessary for your protection. In enforcing your lien you shall have the right to sell, assign, and deliver all or any part of the securities or other property in any of my accounts when you deem it necessary for your protection. You reserve the right to close transactions in my account if you believe there is inadequate security for my obligation or upon an event which in your opinion jeopardizes my account. You shall have all rights of a secured party under the Uniform Commercial Code.


7. Costs of Collection - The reasonable costs of collection of the debit balance and any unpaid deficiency in my accounts, including attorney's fees incurred by you, shall be paid or reimbursed by me to you.


8. The Laws of New York Govern - This agreement and its enforcement shall be governed BY THE LAWS OF THE STATE OF NEW YORK; shall cover individually and collectively all accounts (Cash, Margin, Option or other) which I may open or reopen with you; and shall inure to the benefit of your successors, whether by merger, consolidation or otherwise, and assigns and you may transfer my accounts and my agreements to your successors and assigns, and this Agreement shall be binding upon my heirs, executors, administrators, successors and assigns.


9. Agreement To Arbitrate Controversies -

*    Arbitration is final and binding on the parties.

* The parties are waiving their right to seek remedies in court, including the right to jury trial.

* Pre-arbitration discovery is generally more limited than and different from court proceedings.

* The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.

* The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

I agree that any controversy relating to any of my accounts or any agreement that I have with you will be submitted to arbitration conducted only under the provisions of the Constitution and Rules of the New York Stock Exchange, Inc. or pursuant to the code of the Arbitration of the National Association of Securities Dealers, Inc. Arbitration must be initiated by service upon the other party of a written demand for arbitration or notice of intention to arbitrate. Judgement, upon any award rendered by the arbitrator, may be entered in any court having jurisdiction. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.


10. Losses Due to Extraordinary Events - You shall not be liable for loss caused directly or indirectly by war, natural disasters, government restrictions, exchange or market rulings or other conditions beyond your control.


11. Joint and Several Liability - If there is more than one owner of the account, then obligations under this agreement shall be joint and several.


12. Separation of Provisions -If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulating agency or body, such invalidity or unenforceability shall attach only to such provisions or condition. The validity of the remaining provisions and conditions shall not be affected thereby, and this agreement shall be carried out as if such invalid or unenforceable provision or condition were not contained herein.


13. Presumption of Receipt of Communications - Communications may be sent to me at my address given in the New Account Application as a mailing address, or at such other address as I may hereafter give you in writing and all communication so sent, whether by mail, telegraph, messenger, or otherwise, shall be considered delivered to me personally, whether actually received or not.


14. SEC Rule 14b - 1(c) - Communication Between Companies and Shareholders - You will release my name, address, and security positions to requesting companies in which I own shares that are held in my account, unless I notify you in writing that I object.


15. Credit Information - I authorize you to make inquiries for the purpose of verifying my creditworthiness and to provide information regarding my performance under this agreement to credit reporting agencies and to your affiliates. I understand that, upon my request, you will tell me whether a credit report was requested and provide the name and address of the agency that furnished it.

I understand that any alteration to this Agreement will be ineffective to relieve me of my obligations hereunder.

                          WATERHOUSE SECURITIES, INC.
               ---------------------------------------------------
               Where Investors Who Expect Value Feel Right At Home

                     Member New York Stock Exchange * SIPC
                             National Headquarters
                   100 Wall Street * New York, New York 10005


WSI #0573 Rev. 12/97